                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

             ALLETE (legally incorporated as Minnesota Power, Inc.)
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   [ALLETE LOGO]


                                                                         Notice
                                                                          and
                                                                         Proxy
                                                                       Statement







                          Annual Meeting of Shareholders    Tuesday, May 8, 2001
                                                            --------------------
                                                               Duluth, Minnesota
--------------------------------------------------------------------------------

[ALLETE LOGO]

                                                     March 16, 2001


Dear Shareholder:

     You are cordially invited to attend ALLETE's 2001 Annual Meeting of Shareholders on Tuesday, May 8, 2001 at 10:00 a.m. in the auditorium at the Duluth Entertainment Convention Center (DECC). The DECC is located on the waterfront at 350 Harbor Drive in Duluth. Free parking is available in the adjoining lot. On behalf of the Board of Directors, I encourage you to attend.

     Our operating results in 2000 exceeded Company-wide goals for growth we set for ourselves at the beginning of the year. Operating earnings per share increased by 12 percent, beating our target of 10 percent. Once again, these strong results were driven in large part by our growing Automotive Services unit. Our total shareholder return (stock price appreciation plus reinvestment of dividends) was 54 percent. Shareholders joining us will hear our strategy for growth in 2001.

     At the Shareholders Meeting, 11 nominees will stand for election to the Board. Dutch Cragun, first elected in 1991, is retiring from service on the Board. We thank him for his contributions to the success of the Company. Also, shareholders will vote on a resolution to appoint PricewaterhouseCoopers LLP as the Company's independent accountants. Finally, shareholders will vote on a resolution to change the Company's legal name from Minnesota Power, Inc. to ALLETE, Inc. The Company began doing business under the name ALLETE on September 1, 2000, as we were in the process of doubling the size of ADESA by acquiring 28 auto auctions. Our electric utility business unit appropriately continues to operate under the name Minnesota Power.

     After our Annual Meeting, we invite you to visit with our directors, officers and employees over a box lunch in the Lake Superior Ballroom located within the DECC. If you plan to attend, please return the enclosed reservation card.

     It is important that your shares be represented at the Annual Meeting. Please sign, date and promptly return the enclosed proxy card in the envelope provided, or, if applicable, follow the easy instructions for phone or Internet voting.

     Thank you for your investment in ALLETE.


                                                     Sincerely,



                                                     Edwin L. Russell

                                                     Edwin L. Russell
                                                     Chairman, President and
                                                     Chief Executive Officer

                                     ALLETE

--------------------------------------------------------------------------------
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - MAY 8, 2001
--------------------------------------------------------------------------------


     The Annual Meeting of Shareholders of ALLETE will be held in the auditorium at the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, on Tuesday, May 8, 2001 at 10:00 a.m. for the following purposes:

     1. To elect a Board of 11 directors to serve for the ensuing  year;

     2. To approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001;

     3. To amend the Company's Articles of Incorporation to change the Company's legal name from Minnesota Power, Inc. to ALLETE, Inc.; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record on the books of the Company at the close of business on March 9, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited and encouraged to attend the meeting in person. The holders of a majority of the shares entitled to vote at the meeting must be present in person or by proxy to constitute a quorum.

     Your early response will facilitate an efficient tally of your votes. If voting by mail, please sign, date and return the enclosed proxy card in the envelope provided. Alternatively, follow the enclosed instructions to vote by phone or the Internet.

By order of the Board of Directors,


Philip R. Halverson

Philip R. Halverson
Vice President, General Counsel and Secretary

Dated at Duluth, Minnesota
March 16, 2001

     IF YOU HAVE NOT  RECEIVED  THE ALLETE 2000 ANNUAL  REPORT,  WHICH  INCLUDES
FINANCIAL STATEMENTS, KINDLY NOTIFY ALLETE SHAREHOLDER SERVICES, 30 WEST SUPERIOR STREET, DULUTH, MN 55802-2093, TELEPHONE NUMBER 1-800-535-3056 OR 1-218-723-3974, AND A COPY WILL BE SENT TO YOU.

                                     ALLETE
                             30 West Superior Street
                             Duluth, Minnesota 55802

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

SOLICITATION

     The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of ALLETE (the Company) for use at the Annual Meeting of Shareholders to be held on May 8, 2001 and any adjournments thereof. Minnesota Power, Inc. began doing business under the name ALLETE on September 1, 2000. The purpose of the meeting is to elect a Board of 11 directors to serve for the ensuing year, to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001, to approve amending the Company's Articles of Incorporation to change the Company's legal name from Minnesota Power, Inc. to ALLETE, Inc. and to transact such other business as may properly come before the meeting. All properly submitted proxies received at or before the meeting, and entitled to vote, will be voted at the meeting.

     This Proxy Statement and the enclosed proxy card were first mailed on or about March 16, 2001. Each proxy delivered pursuant to this solicitation is revocable any time before it is voted by written notice delivered to the Secretary of the Company.

     The Company expects to solicit proxies primarily by mail. Proxies also may be solicited in person and by telephone at a nominal cost by employees or retirees of the Company. The expenses of such solicitation are the ordinary ones in connection with preparing, assembling and mailing the material, and also include charges and expenses of brokerage houses and other custodians, nominees, or other fiduciaries for communicating with shareholders. Additional solicitation of proxies will be made by mail, telephone and in person by Corporate Investor Communications, Inc., a firm specializing in the solicitation of proxies, at a cost to the Company of approximately $6,000 plus expenses. The total amount of such costs will be borne by the Company.

OUTSTANDING SHARES AND VOTING PROCEDURES

     The outstanding shares of capital stock of the Company as of March 9, 2001 were 75,625,063 shares of Common Stock (without par value).

     Each share of the Common Stock of record on the books of the Company at the close of business on March 9, 2001 is entitled to notice of the Annual Meeting and to one vote.

     The affirmative vote of a majority of the shares of stock entitled to vote at the Annual Meeting is required for election of each director and the affirmative vote of a majority of the shares of stock present and entitled to vote is required for approval of the other items described in this Proxy Statement to be acted upon by shareholders. An automated system administered by Wells Fargo Bank Minnesota, N.A. tabulates the votes. Abstentions are included in determining the number of shares present and voting and are treated as votes against the particular proposal. Broker non-votes are not counted for or against any proposal.

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies will be voted "FOR" the election of all nominees for director named herein, "FOR" approval of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001, and "FOR" approval of amending the Company's Articles of Incorporation to change the Company's legal name from Minnesota Power, Inc. to ALLETE, Inc. If any other business is transacted at the meeting, all shares represented by valid proxies will be voted in accordance with the best judgment of the appointed Proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The only person known to the Company who as of March 9, 2001 owned beneficially more than 5 percent of any class of the Company's voting securities is Mellon Bank, N.A., One Mellon Bank Center, Pittsburgh, PA 15258. Mellon Bank holds 8,036,844 shares (10.6%) of the Company's Common Stock in its capacity as Trustee of the Minnesota Power and Affiliated Companies Employee Stock Ownership Plan and Trust (ESOP). Generally, these shares will be voted in accordance with instructions received by Mellon Bank from participants in the ESOP.

     The following table presents the shares of Common Stock beneficially owned by directors, nominees for director, executive officers named in the Summary Compensation Table appearing subsequently in this Proxy Statement, and all directors and executive officers of the Company as a group, as of March 9, 2001. Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

                                                Options                                                           Options
                       Number of Shares       Exercisable                                Number of Shares       Exercisable
Name of                  Beneficially        within 60 days      Name of                   Beneficially        within 60 days
Beneficial Owner          Owned <F1>      after March 9, 2001    Beneficial Owner           Owned <F1>       after March 9, 2001
----------------          -----           -------------------    ----------------           -----            -------------------
Kathleen A. Brekken         7,649                 4,680          Arend J. Sandbulte           70,144                5,996
Merrill K. Cragun          19,256                 6,600          Nick Smith                   10,509                6,600
Dennis E. Evans            30,070                 6,600          Bruce W. Stender             13,976                6,600
Glenda E. Hood              3,067                     0          Donald C. Wegmiller          18,448                6,600
Peter J. Johnson           24,252                 6,600          Donnie R. Crandell           24,826               36,938 <F2>
George L. Mayer            17,475                 6,116          Robert D. Edwards            45,794               74,577
Jack I. Rajala             14,065                 6,600          John E. Fuller               19,294               61,403
Edwin L. Russell          145,927               177,974          James P. Hallett             20,457               68,676

All directors and
executive officers
as a group (26):          653,098               741,642

--------------------------

<F1> Includes  (i) shares as to which  voting and  investment  power is shared with the  person's  spouse:  Mr.  Johnson - 24,252,
     Mr. Russell - 127,482,  Mr. Sandbulte - 5,170,  Mr. Fuller - 2,030,  and all directors and officers as a group - 189,543;  (ii)
     shares owned by the person's spouse: Mr. Cragun - 1,448, Mr. Smith - 50, Mr. Crandell - 3,909 and all directors and officers as a group - 26,648;  (iii) shares held  beneficially  for the person's  children:  Mr. Russell - 12,338;  and (iv) shares held as trustee:  Mr. Mayer - 400. Each director and executive  officer owns only a fraction of 1 percent of any class of Company stock and all directors and executive officers as a group also own less than 1 percent of any class of Company stock.

<F2> Includes 6,606 options owned by Mr. Crandell's spouse that are exercisable within 60 days after March 9, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of initial ownership of the Company's Common Stock and other equity securities and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on a review of such reports, the Company believes that all such filing requirements were met during 2000 except that one report covering four transactions, all related to the exercise of Company stock options, was inadvertently filed less than a month late by the Company on behalf of Ms. Brenda Flayton.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 30, 2000, the Company loaned James Hallett, Executive Vice President of ALLETE and President and CEO of ADESA Corporation, $1 million with interest at a rate of 8 percent per annum, so Mr. Hallett could avoid the distraction of procuring temporary financing and thereby remain focused on leading ADESA as it was integrating major acquisitions. The loan was repaid, with interest, on March 16, 2001.

--------------------------------------------------------------------------------
                       ITEM NO. 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     It is intended that the shares represented by the proxy will be voted, unless authority is withheld, "FOR" the election of the 11 nominees for director named below. Directors are elected to serve until the next annual election of directors and until a successor is elected and qualified or until a director's earlier resignation or removal. In the event that any nominee should become unavailable, which is not anticipated, the Board of Directors may provide by resolution for a lesser number of directors or designate substitute nominees, who would receive the votes represented by the enclosed proxy.

NOMINEES FOR DIRECTOR

--------------------------------------------------------------------------------
Pictured from left to right: Nick Smith, Bruce W. Stender, Edwin L. Russell, Kathleen A. Brekken.
--------------------------------------------------------------------------------

[GROUP PHOTO]

NICK SMITH, 64, Duluth, MN. Member of the Executive  Committee and the
Executive Compensation Committee. Chairman and CEO of Northeast Ventures Corporation, a venture firm investing in northeastern Minnesota. Chairman of Community Development Venture Capital Alliance, a national association. Director of North Shore Bank of Commerce. Director and founding Chair of Great Lakes Aquarium at Lake Superior Center. Of counsel to Fryberger, Buchanan, Smith & Frederick, P.A. DIRECTOR SINCE 1995

BRUCE W. STENDER, 59, Duluth, MN. Chairman of the Audit Committee and member of the Executive Committee. President and CEO of Labovitz Enterprises, Inc. which owns and manages hotel properties. Trustee of the C. K. Blandin Foundation and member of the Chancellor's Advisory Committee for the University of Minnesota Duluth. DIRECTOR SINCE 1995

EDWIN L. RUSSELL, 56, Duluth, MN. Chairman, President and CEO of ALLETE. Director of Tennant Co., Edison Electric Institute, the Great Lakes Aquarium at Lake Superior Center, and Minnesota Public Radio. DIRECTOR SINCE 1995

KATHLEEN A. BREKKEN, 51, Cannon Falls, MN. Member of the Executive Compensation Committee. President and CEO of Midwest of Cannon Falls, Inc., a wholesale distributor of seasonal gift items, exclusive collectibles, and distinctive home decor, with 15 showrooms in major markets throughout the United States and Canada. Board of Regents of St. Olaf College in Minnesota. DIRECTOR SINCE 1997

--------------------------------------------------------------------------------
Pictured from left to right: Peter J. Johnson, Arend J. Sandbulte, Merrill K. Cragun, Dennis E. Evans.
--------------------------------------------------------------------------------

[GROUP PHOTO]

PETER J. JOHNSON, 64, Tower, MN. Member of the Audit Committee.
Chairman  and  CEO  of  Hoover   Construction   Company,  a  highway  and  heavy
construction contractor. Director of Queen City Federal Savings and of Queen City Bancorp, Inc. DIRECTOR SINCE 1994

AREND J. SANDBULTE, 67, Duluth, MN. Former Chairman, President and CEO of ALLETE. Member of the Executive Committee. Director of St. Mary Land and Exploration Company, and the Community Board of Wells Fargo Bank Minnesota, N.A. in Duluth. Chairman and Director of Iowa State University Foundation. Director and immediate past Chairman of the Great Lakes Aquarium at Lake Superior Center. DIRECTOR SINCE 1983

MERRILL K. CRAGUN, 68, Brainerd, MN, a director since 1991, retires from the Board this year and is not standing for reelection at the May 8, 2001 Annual Meeting of Shareholders.

DENNIS E. EVANS, 62, Minneapolis, MN. Member of the Executive Committee and the Executive Compensation Committee. President and CEO of the Hanrow Financial Group, Ltd., a merchant banking firm. Director of Angeion Corporation. DIRECTOR SINCE 1986

--------------------------------------------------------------------------------
Pictured from left to right: Jack I. Rajala, Glenda E. Hood, Donald C.Wegmiller, George L. Mayer.
--------------------------------------------------------------------------------

[GROUP PHOTO]

JACK I.  RAJALA,  61,  Grand  Rapids,  MN.  Member of the  Executive
Committee. Chairman and CEO of Rajala Companies and Director and President of Rajala Mill Company, which manufacture and trade lumber. Director of Grand Rapids State Bank. Board of Regents of Concordia College in Minnesota. DIRECTOR SINCE 1985

GLENDA E. HOOD, 51, Orlando, FL. Member of the Audit Committee. Mayor of Orlando, Florida, since 1992. Chief Executive Officer of Orlando's City Administration, Chairman of the City Council, and board member of the Orlando Utilities Commission. Past President of the National League of Cities. DIRECTOR SINCE 2000

DONALD C. WEGMILLER, 62, Minneapolis, MN. Chairman of the Executive Compensation Committee. President and CEO of HealthCare Compensation Strategies, a national executive and physician compensation and benefits consulting firm. Director of LecTec Corporation, Medical Graphics Corporation, Possis Medical, Inc., SelectCare, Inc. and JLJ Medical Devices International, LLC. DIRECTOR SINCE 1992

GEORGE L. MAYER, 56, Essex, CT. Member of the Audit Committee. Founder and President of Manhattan Realty Group which manages various real estate properties located predominantly in northeastern United States. A consultant to the board of directors of Schwaab, Inc., one of the nation's largest manufacturers of handheld rubber stamps and associated products. DIRECTOR SINCE 1996

BOARD AND COMMITTEE MEETINGS IN 2000

     During 2000 the Board of Directors held 5 meetings. The Executive Committee, which held 11 meetings during 2000, provides oversight of corporate financial matters, performs the functions of a director nominating committee, and is authorized to exercise the authority of the Board in the intervals between meetings. Shareholders may recommend nominees for director to the Executive Committee by addressing the Secretary of the Company, 30 West Superior Street, Duluth, Minnesota 55802. The Audit Committee, which held 8 meetings in 2000, recommends the selection of independent accountants, reviews and evaluates the Company's accounting practices, reviews periodic financial reports to be provided to the public and reviews and recommends approval of the annual audit report. The Executive Compensation Committee, which held 5 meetings in 2000, establishes compensation and benefit arrangements for Company officers and other key executives, intended to be equitable, competitive with the marketplace, and consistent with corporate objectives. All directors attended 75 percent or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings in 2000.

DIRECTOR COMPENSATION

     Employee directors receive no additional compensation for their services as directors. In 2000 the Company paid each non-employee director an annual retainer fee of $5,000 and 1,300 shares of Common Stock under the terms of the Company's Director Stock Plan. In addition, each non-employee director was paid $1,100 for each Board, Committee, and subsidiary board meeting attended, except that $500 was paid for attendance at a second meeting held the same day as another meeting. Each non-employee director who is the Chairman of a Committee received an additional $200 for each Committee meeting attended. A $250 fee was paid for all conference call meetings. Directors may elect to defer all or a part of the cash portion of their retainer and meeting fees. The shares of Common Stock paid to directors with respect to 2000 had an average market price of $17.24 per share.

     Under the Director Long-Term Stock Incentive Plan effective January 1, 1996, non-employee directors receive automatic grants of 1,500 stock options every year and performance shares valued at $10,000 every other year. The stock options vest 50 percent after the first year, the remaining 50 percent after the second year and expire on the tenth anniversary of the date of grant. The exercise price for each grant is the closing sale price of Company Common Stock on the date of grant. The performance periods for performance shares end on December 31 of the year following the date of grant. Dividend equivalents in the form of additional performance shares accrue during the performance period and are paid only to the extent the underlying grant is earned. The performance goal of each performance period is based on Total Shareholder Return for the Company in comparison to Total Shareholder Return for 16 diversified electric utilities. Any awards earned are paid out in Common Stock of the Company. No performance period ended in 2000 and, therefore, no new awards were earned.

PROPOSALS OF SHAREHOLDERS FOR THE 2002 ANNUAL MEETING

     All proposals from shareholders to be considered for inclusion in the Proxy Statement relating to the Annual Meeting scheduled for May 14, 2002 must be received by the Secretary of the Company at 30 West Superior Street, Duluth, Minnesota 55802, not later than November 19, 2001. In addition, the persons to be named as proxies in the proxy cards relating to that Annual Meeting may have the discretion to vote their proxies in accordance with their judgment on any matter as to which the Company did not have notice prior to February 5, 2002, without discussion of such matter in the proxy statement relating to that Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS

         The following information describes compensation paid in the years 1998 through 2000 for the Company's named executive officers.

                                                 SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation<F1>              Long-Term Compensation
                                                ---------------------                ----------------------
                                                                                  Awards                Payouts
                                                                         --------------------------    ---------
Name                                                                     Restricted      Securities                    All
and                                                                         Stock        Underlying        LTIP       Other
Principal                                        Salary      Bonus         Award(s)        Options       Payouts      Comp.<F5>
Position                               Year       ($)         ($)            ($)             (#)           ($)          ($)
--------------------------------------------------------------------------------------------------------------------------------
EDWIN L. RUSSELL                       2000     512,754     764,834              0          87,466        38,458       303,564
Chairman, President                    1999     475,939     744,110              0          94,241       197,396        69,477
and Chief Executive Officer            1998     423,847     580,285        100,000<F3>      40,000       347,318        63,212

JAMES P. HALLETT                       2000     288,446     319,899<F2>          0          29,520       213,396<F4>    38,697
Executive Vice President;              1999     271,908     276,210              0          26,004       266,107<F4>    32,963
President and CEO of ADESA             1998     236,178     268,570              0          7,480         28,343        30,660

JOHN E. FULLER                         2000     274,551     328,670<F2>          0          28,426        34,653        44,627
Executive Vice President; President    1999     254,923     265,980              0          32,046        78,539        37,672
and CEO of Automotive Finance Corp.    1998     220,231     251,450              0           6,902        28,343        30,723

ROBERT D. EDWARDS                      2000     291,193     204,902              0          30,941        30,580        46,307
Executive Vice President;              1999     276,308     234,199              0          27,764        93,192        44,403
President and CEO of Minnesota Power   1998     254,885     223,356              0           8,058       214,942        36,190

DONNIE R. CRANDELL                     2000     248,192     247,311              0          26,240        20,898        30,698
Executive Vice President; President,   1999     235,192     149,114              0          23,828        52,187        26,589
ALLETE Properties, Inc.                1998     207,731     134,937              0           6,494       161,444        21,065
--------------------------------------------------------------------------------------------------------------------------------

<F1> Amounts  shown  include  compensation  earned by the named  executive  officers,  as well as amounts  earned but deferred at the election of those officers. The "Bonus" column is comprised of amounts earned pursuant to Results Sharing and the
     Executive Annual Incentive Plan.
<F2> Included in this amount is $108,500  representing  5,000 shares of Common Stock  granted on January 3, 2000 pursuant to the Executive Long-Term Incentive  Compensation Plan as a retention bonus for completing the year of service.
<F3> The amount shown  represents  the value of 5,094 shares of  restricted  Common Stock granted on May 7, 1998 pursuant to the Executive Long-Term Incentive Compensation Plan. The award vested in full on January 2, 2000.
<F4> Includes a supplemental payment based upon significantly exceeding multi-year financial performance targets established in
     1996.
<F5> The amounts shown for 2000 include the following Company contributions for the named executive officers:


                                                                                    Annual Company
                                 Annual Company            Annual Company        Contribution to the
                               Contribution to the      Contribution to the         Supplemental
                                Flexible Benefit/          Employee Stock             Executive
     Name                         401(k) Plans             Ownership Plan          Retirement Plan
     ----------------------    -------------------      -------------------      -------------------
     Edwin L. Russell*               $9,180                    $4,935                  $86,659
     James P. Hallett                 1,700                         0                   36,997
     John E. Fuller                   4,080                         0                   40,547
     Robert D. Edwards**              9,180                     4,935                   27,916
     Donnie R. Crandell               9,180                     4,935                   16,583
     ----------------------
     *The amount  shown in the Summary  Compensation  Table for Mr.  Russell in 2000 also  includes  (i) $137,733 representing the benefit of the interest-free  use of the non-term portion of the premium  contributed by the
     Company on a life  insurance  policy owned by Mr. Russell under a split dollar  arrangement (such benefit was estimated as the present  value of the  interest  payments  which are not  required to be made,  assuming Mr.
     Russell  would not repay the  premiums  advanced  until age 71,  discounted at a market rate of 7.82%);  (ii)
     $33,816  representing  the "economic  value" premium  (including tax gross-up)  contributed by the Company in connection with the life insurance policy; and (iii) $31,241 paid as a reimbursement for taxes.

     **The  amount  shown in the  Summary  Compensation  Table for Mr.  Edwards in 2000 also  includes  $4,276 of above-market  interest on  compensation  deferred  under an  executive  investment  plan.  The  Company  made investments in  corporate-owned  life insurance which will recover the cost of this  above-market  benefit if actuarial factors and other assumptions are realized.

                                        6


                                              OPTIONS GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Grant
                                             Individual Grants                                                    Date Value
------------------------------------------------------------------------------------------------------------    --------------
                                     Number of        % of Total
                                    Securities          Options
                                    Underlying        Granted to         Exercise or                             Grant Date
                                      Options        Employees in        Base Price          Expiration        Present Value
   Name                            Granted (#)<F1>    Fiscal Year          ($/Sh)               Date               ($)<F2>
   ----------------                ---------------   ------------        -----------         ----------        -------------
   Edwin L. Russell                    87,466             8.7               16.25           Jan. 3, 2010          280,001

   James P. Hallett                    29,520             2.9               16.25           Jan. 3, 2010           94,501

   John E. Fuller                      28,426             2.8               16.25           Jan. 3, 2010           90,999

   Robert D. Edwards                   30,941             3.1               16.25           Jan. 3, 2010           99,050

   Donnie R. Crandell                  26,240             2.6               16.25           Jan. 3, 2010           84,001
------------------------------------------------------------------------------------------------------------------------------

<F1>  Options  vest 50  percent  on  January  3, 2001 and 50 percent on January 3, 2002. Options  granted to the top 7 executives  of the  Company  include  a  replacement  option  feature  and  are  subject  to a  change-in-control acceleration  provision.  Replacement  options (also known as ownership  retention options or reload options) are intended to encourage share ownership.  They typically do not provide stock appreciation opportunity greater than the original  options.  In  addition,  they do not result in an increase in equity  position,  which is the total combined number of shares and options held. Replacement options are granted when the executive uses his shares of
      Common Stock to fund the exercise price of stock options. One replacement option is granted to replace each share that is  delivered  by the  executive as payment for the  purchase  price of shares  being  acquired  through the exercise  of a  stock  option.  Replacement  options  become  exercisable 12 months after  their  grant  date and terminate on the expiration  date of the option that they replace.  The exercise price of replacement  options is equal to the closing price of ALLETE's Common Stock on the grant date of the replacement options.
<F2>  The grant date dollar value of options is based on ALLETE's  binomial  ratio (as of  January  3,  2000) of .197.
      The  binomial  method  is  a  complicated   mathematical   formula  premised  on  immediate   exercisability  and
      transferability of the options, which are not features of the Company's options granted to executive officers and other employees. The values shown are theoretical and do not necessarily reflect the actual values the recipients may eventually realize.  Any actual value to the officer or other employee will depend on the extent to which the market value of the Company's Common Stock at a future date exceeds the exercise price. In addition to the option exercise  price,  and the 10-year term of each  option,  the  following  assumptions  for  modeling  were used to calculate the values shown for the options  granted in 2000:  expected  dividend yield of 5.633 percent (based on the most recent quarterly dividend),  expected stock price volatility of .200 (based on 250 trading days previous to January 3, 2000), a risk-free rate of return of 6.45 percent (based on Treasury yields).



                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND FY-END OPTION VALUES
   -------------------------------------------------------------------------------------------------------------------------------
                                                                         Number of Securities             Value of Unexercised
                                                                        Underlying Unexercised                In-the-Money
                                                                         Options at FY-End (#)            Options at FY-End ($)
                           Shares Acquired        Value Realized         ---------------------            ---------------------
    Name                   on Exercise (#)             ($)            Exercisable   Unexercisable      Exercisable   Unexercisable
    ------------------     ---------------        --------------      -----------   -------------      -----------   -------------
    Edwin L. Russell             0                      0               106,296        115,411            402,878        832,745
    James P. Hallett             0                      0                40,914         42,522            288,529        290,146
    John E. Fuller               0                      0                34,344         41,272            203,045        280,330
    Robert D. Edwards            0                      0                45,224         44,823            317,668        304,843
    Donnie R. Crandell           0                      0                34,526         38,154            229,408        258,933
    ------------------------------------------------------------------------------------------------------------------------------


                                LONG-TERM INCENTIVE PLANS - AWARDS IN THE LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------
                              Number of               Performance                  Estimated Future Payouts Under
                            Shares, Units              or Other                     Non-Stock Price-Based Plans
                              or Other                Period Until               ---------------------------------
                               Rights                Maturation or            Threshold      Target        Maximum
Name                            (#)                      Payout                  (#)           (#)           (#)
------------------          -------------            -------------            ---------      ------        -------
Edwin L. Russell               14,769                 1/00 - 12/01              7,385        14,769        29,538
James P. Hallett                4,985                 1/00 - 12/01              2,493         4,985         9,970
John E. Fuller                  4,800                 1/00 - 12/01              2,400         4,800         9,600
Robert D. Edwards               5,225                 1/00 - 12/01              2,613         5,225        10,450
Donnie R. Crandell              4,431                 1/00 - 12/01              2,216         4,431         8,862
---------------------------------------------------------------------------------------------------------------------


     The table directly above reflects the number of shares of Common Stock that can be earned pursuant to the Executive Long-Term Incentive Compensation Plan for the 2000-2001 performance period if the Total Shareholder Return of the Company (and, for business unit executives, other financial measures established for business units that correlate to Total Shareholder Return) meets goals established by the Executive Compensation Committee. These goals are based on the Company's ranking against a peer group of 16 diversified electric utilities. Mr. Russell's threshold performance share award will be earned if the Company's Total Shareholder Return ranks at least within the 3rd quartile, the target award will be earned if the Company ranks in the 2nd quartile, and the maximum award will be earned if the Company ranks in the 1st quartile. For this comparison the Total Shareholder Return ranking will be computed over the 2-year period January 1, 2000 through December 31, 2001. Twenty-five percent of the performance share award of the other executives in the table is based on the foregoing, and the remaining 75 percent is based on 2-year performance periods, using other financial measures selected by the Executive Compensation Committee because of their correlation over time with Total Shareholder Return. Dividend equivalents accrue during the performance period and are paid in shares only to the extent performance goals are achieved. If earned, 50 percent of the performance shares will be paid in Common Stock after the end of the performance period; the remaining 50 percent will be paid in Common Stock on the second anniversary of the end of the performance period. Payment is accelerated upon a change in control of the Company at 200 percent of the target number of performance shares granted as increased by dividend equivalents for the performance period.

RETIREMENT PLANS

    The following table sets forth examples of the estimated annual retirement benefits that would be payable to participants in the Company's Retirement Plan and Supplemental Executive Retirement Plan after various periods of service, assuming no changes to the plans and retirement at the normal retirement age of 65:

                                                       PENSION PLAN
                                                     Years of Service
--------------------------------------------------------------------------------------------------------------------------
    Remuneration*                       15                    20               25                30               35
--------------------------------------------------------------------------------------------------------------------------
   $100,000                          $12,000               $16,000          $31,000           $36,000          $41,000
    125,000                           15,000                20,000           38,750            45,000           51,250
    150,000                           18,000                24,000           46,500            54,000           61,500
    175,000                           21,000                28,000           54,250            63,000           71,750
    200,000                           24,000                32,000           62,000            72,000           82,000
    225,000                           27,000                36,000           69,750            81,000           92,250
    250,000                           30,000                40,000           77,500            90,000          102,500
    300,000                           36,000                48,000           93,000           108,000          123,000
    400,000                           48,000                64,000          124,000           144,000          164,000
    450,000                           54,000                72,000          139,500           162,000          184,500
    500,000                           60,000                80,000          155,000           180,000          205,000
    600,000                           72,000                96,000          186,000           216,000          246,000
    700,000                           84,000               112,000          217,000           252,000          287,000
    800,000                           96,000               128,000          248,000           288,000          328,000
    900,000                          108,000               144,000          279,000           324,000          369,000
    1,000,000                        120,000               160,000          310,000           360,000          410,000
    1,100,000                        132,000               176,000          341,000           396,000          451,000
    1,200,000                        144,000               192,000          372,000           432,000          492,000
    1,300,000                        156,000               208,000          403,000           468,000          533,000
    1,400,000                        168,000               224,000          434,000           504,000          574,000
    1,500,000                        180,000               240,000          465,000           540,000          615,000
--------------------------------------------------------------------------------------------------------------------------

*Represents  the  highest  annualized  average  compensation  (salary and bonus) received  for 48  consecutive  months during the  employee's  last 15 years of service with the  Company. For  determination  of the pension  benefit,  the
 48-month  period for highest average  salary may be different  from the 48-month  period of highest  aggregate  bonus compensation.

     Retirement benefit amounts shown are in the form of a straight-life annuity to the employee and are based on amounts listed in the Summary Compensation Table under the headings Salary and Bonus. Retirement benefit amounts shown are not subject to any deduction for Social Security or other offset amounts. The Retirement Plan provides that the benefit amount at retirement is subject to adjustment in future years to reflect cost of living increases to a maximum adjustment of 3 percent per year. As of December 31, 2000, the executive officers named in the Summary Compensation Table had the following number of years of credited service under the plan:

     Edwin L. Russell     6 years          Robert D. Edwards      24 years
     James P. Hallett     6 years          Donnie R. Crandell     20 years
     John E. Fuller       6 years

     With certain  exceptions,  the Internal  Revenue Code of 1986,  as amended,
(Code) restricts the aggregate amount of annual pension which may be paid to an employee under the Retirement Plan to $135,000 for 2000. This amount is subject to adjustment in future years to reflect cost of living increases. The Company's Supplemental Executive Retirement Plan provides for supplemental payments by the Company to eligible executives (including the executive officers named in the Summary Compensation Table) in amounts sufficient to maintain total retirement benefits upon retirement at a level which would have been provided by the Retirement Plan if benefits were not restricted by the Code.

REPORT OF BOARD'S EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Described below are the compensation policies of the Executive Compensation Committee of the Board of Directors effective for 2000 with respect to the executive officers of the Company. Composed entirely of independent outside directors, the Executive Compensation Committee is responsible for recommending to the Board policies which govern the executive compensation program of the Company and for administering those policies. Since 1995 the Board has retained the services of William M. Mercer, Incorporated (Mercer), a benefits and compensation consulting firm, to assist the Executive Compensation Committee in connection with the performance of such responsibilities.

     The role of the executive compensation program is to help the Company achieve its corporate goals by motivating performance, rewarding positive results, and enhancing Total Shareholder Return. Recognizing that the potential impact an individual employee has on the attainment of corporate goals tends to increase at higher levels within the Company, the executive compensation program provides greater variability in compensating individuals based on results achieved as their levels within the Company rise. In other words, individuals with the greatest potential impact on achieving the stated goals have the greatest amount to gain when goals are achieved and the greatest amount at risk when goals are not achieved.

     The program recognizes that, in order to attract and retain exceptional executive talent needed to lead and grow the Company's businesses, compensation must be competitive in the national market. To determine market levels of compensation for executive officers in 2000, the Executive Compensation Committee relied upon comparative information for general industrial companies provided or reviewed by Mercer. The Committee determined that, because of the Company's diversified operations, general industry data is the most appropriate market benchmark for the executive officers. All data were analyzed to determine median compensation levels for comparable positions in comparably sized companies, as measured by revenue. While the companies represented in the Mercer survey data are not the same as those in the peer group used in the performance graph, the Committee believes that these companies are appropriate for market compensation comparison, primarily because they are approximately the same size as the Company as measured by revenue.

     Code Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid for any fiscal year to each of the corporation's CEO and 4 other most highly compensated executive officers as of the end of any fiscal year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The stock options and performance shares granted to the executive officers under the Executive Long-Term Incentive Compensation Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m) and should therefore be fully deductible for federal income tax purposes.

     As  described   below,   executive   officers  of  the  Company  receive  a
compensation package which consists of three basic elements: base salary, performance-based compensation, and supplemental executive benefits. The CEO's compensation is discussed separately.

BASE SALARY

     Base salaries are set at a level so that, if the target level of performance is achieved under the performance-based plans as described below, executive officers' total compensation, including amounts paid under each of the performance-based compensation plans, will be near the midpoint of market compensation as described above.

PERFORMANCE-BASED COMPENSATION

     The performance-based compensation plans of the Company are intended by the Executive Compensation Committee to reward executives for achieving financial and non-financial goals which the Committee determines will be required to achieve the Company's strategic and budgeted goals.

     Performance goals under performance-based plans are established in advance by the Executive Compensation Committee and the Board of Directors. A target level of performance under the performance-based plans generally meets budget or represents a Total Shareholder Return ranking in the top half of the peer group described below. Total Shareholder Return is defined as stock price appreciation plus dividends reinvested on the ex-dividend date throughout the relevant performance period, divided by the fair market value of a share at the beginning of the performance period. With target performance, plus the value of stock options granted, executive compensation will be near the midpoint of the relevant market. If no performance awards are earned, and no value is attributed to the stock options granted, compensation of the Company's executive officers would be significantly below the midpoint market compensation level, while performance at increments above the target level will result in total compensation above the midpoint of the market.

         The Company's performance-based compensation plans include:

     - RESULTS SHARING. The Results Sharing award opportunity rewards annual performance of the executive's responsibility area as well as overall corporate performance. Awards are available to all employees in the electric, water and corporate groups on the same percentage-of-pay basis. Target financial performance will result in an award of 5 percent of base salary, assuming non-financial goals established by the Executive Compensation Committee are also accomplished.

     - EXECUTIVE ANNUAL INCENTIVE PLAN. The Executive Annual Incentive Plan is intended to focus executive attention on meeting and exceeding annual financial and non-financial business unit goals established by the Executive Compensation Committee. For 2000, financial goals were business unit contributions to net income, operating cash returns on investment, operating free cash flow, and earnings per share. These financial performance measures were chosen by the Committee because of their positive correlation over time with the Total Shareholder Return achieved by the Company for its shareholders. Target level performance is earned if budgeted financial results are achieved. The results shown on the Summary Compensation Table reflect substantially above-budget financial operating performance of the Company in 2000.

     - LONG-TERM INCENTIVE PLAN (LTIP). Under the Executive Long-Term Incentive Compensation Plan implemented in 1996, the executive officers, other than the CEO, of the Company have been awarded stock options annually and performance shares biennially having in the aggregate target award values ranging from 25 percent to 50 percent of their base salaries. The value of the award opportunity is allocated between stock options and performance shares. The stock options will have value only if the Common Stock price appreciates. The performance shares granted to the corporate group have value if, in 2 years from the grant date, the Total Shareholder Return of the Company, over a 2-year performance measurement period determined in advance by the Board of Directors, ranks at least in the 3rd quartile of a peer group of 16 diversified electric utilities adopted by the Executive Compensation Committee as appropriate comparators. Twenty-five percent of the performance share award to business unit executives is based on the foregoing ranking, and 75 percent is based on other financial measures selected by the Committee because of their correlation over time with Total Shareholder Return. Dividend equivalents accrue on performance shares during the performance period and are paid in Common Stock only to the extent performance goals are achieved. The maximum payout is 200 percent of the target award. If earned, the performance shares will be paid in Common Stock with 50 percent of the award paid after the end of the performance period, and the remaining 50 percent on the second anniversary thereof. The LTIP payout for 2000 shown in the Summary Compensation Table includes a payout of 25 percent of the award earned for the performance period ending December 31, 1999, 50 percent of which was reported for 1999.

         The Executive Compensation Committee has determined that these awards are consistent with its philosophy of aligning executive officers' interests with those of shareholders and to the performance of the Company.

SUPPLEMENTAL EXECUTIVE BENEFITS

     The Company has established a Supplemental Executive Retirement Plan (SERP) to compensate certain employees, including the executive officers, equitably by replacing benefits not provided by the Company's Flexible Benefit Plan and the Employee Stock Ownership Plan due to government-imposed limits and to provide retirement benefits which are competitive with those offered by other businesses with which the Company competes for executive talent. The SERP also provides employees whose salaries exceed the salary limitations for tax-qualified plans imposed by the Code with additional benefits such that they receive in aggregate the benefits they would have been entitled to receive had such limitations not been imposed.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Executive Compensation Committee has endeavored to provide Mr. Russell with a compensation package that is at the 50th percentile of compensation paid by general industrial companies with revenue comparable to the Company. The Committee has designed Mr. Russell's compensation package to provide substantial incentive to achieve and exceed the Board's financial performance goals for the Company and Total Shareholder Return goals for the Company's shareholders.

     In June 2000, the Board of Directors increased Mr. Russell's annual base salary 7.7 percent. Approximately half of this increase was to align his base salary with the median of comparably sized companies and the other half related to his contributions to the performance of the Company. Under the Company's Results Sharing Plan, Mr. Russell was awarded $38,559, or 7.3 percent of his base salary, based 50 percent on earnings performance and 50 percent on an average of business unit Results Sharing awards. Under the Executive Annual Incentive Plan in 2000, Mr. Russell earned an award of $725,040, or 137 percent of his base salary, which rewarded Mr. Russell for achieving 2000 earnings results significantly above target, as well as for achievement of non-financial goals, all established by the Executive Compensation Committee.

     Mr. Russell's compensation also contains elements which motivate him to focus on the longer-term performance of the Company. Under the Executive Long-Term Incentive Compensation Plan, Mr. Russell was awarded annual target opportunities with a value equal to 80 percent of his base salary. This value has been allocated 70 percent to stock options awarded annually and 30 percent to performance shares awarded in even-numbered years. The stock options and performance shares have the same characteristics as those issued to other executive officers as described above. The LTIP payout for 2000 shown in the Summary Compensation Table includes a payout of 25 percent of the award earned for the performance period ending December 31, 1999, 50 percent of which was reported for 1999.

     In fiscal 2000, the Company provided Mr. Russell a split dollar life insurance arrangement insuring his life. This insurance program is structured so that all the premium contributions are returned to the Company at Mr. Russell's attaining age 71 or at death if earlier. The arrangement covers an 8-year period beginning January 1, 2000 and provides that if Mr. Russell leaves prior to the end of such period, Company funding of this program will be reduced accordingly. This arrangement is provided as an incentive for Mr. Russell's continued employment and is in lieu of other retention considerations investigated by the Executive Compensation Committee.

March 16, 2001

Executive Compensation Committee

Donald C. Wegmiller, Chairman           Dennis E. Evans
Kathleen A. Brekken                     Nick Smith

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors, consisting of 4 independent, non-employee directors, assists the Board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is reproduced in the appendix of this Proxy Statement. The Audit Committee reviews and recommends to the Board of Directors
(i) that the audited financial statements be included in the Company's Annual Report on Form 10-K; and (ii) the selection of the independent public accountants to audit the books and records of the Company.

     The Audit Committee (i) reviewed and discussed the Company's audited financial statements for the year ending December 31, 2000 with the Company's management and with the Company's independent accountants; (ii) met with management to discuss all financial statements prior to their issuance and to discuss significant accounting issues; (iii) discussed with the Company's independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements; and (iv) received and discussed the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Statement No. 1 (Independence discussions with audit committees) which relates to the accountants' independence from the Company. Based on the review and discussions with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending December 31, 2000 for filing with the SEC.

     Management has advised the Audit Committee that for the year ended December 31, 2000, the Company paid fees to PricewaterhouseCoopers LLP for services in the following categories:

                   Audit Fees                    $1.4 million

                   All Other Fees                $1.5 million

     All Other Fees in the foregoing table include $1.1 million for tax advice and tax return assistance. We have considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PricewaterhouseCoopers' independence.


Audit Committee

Bruce W. Stender, Chair                  Glenda E. Hood
Peter J. Johnson                         George L. Mayer

ALLETE COMMON STOCK PERFORMANCE

     The following graph compares the Company's cumulative Total Shareholder Return on its Common Stock with the cumulative return of the S&P 500 Index and the S&P Utilities Index, a capitalization-weighted index of 26 stocks, which is designed to measure the performance of the electric power utility company sector of the S&P 500 Index. The S&P 500 Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. Because this composite index has a broad industry base, its performance may not closely track that of a composite index comprised solely of electric utilities. The calculations assume a $100 investment on December 31, 1995 and reinvestment of dividends on the ex-dividend date.

[GRAPHIC MATERIAL OMITTED-PERFORMANCE GRAPH]

                 TOTAL SHAREHOLDER RETURN FOR THE FIVE YEARS ENDING DECEMBER 31, 2000
                                     1995        1996        1997        1998         1999        2000
                                     ----        ----        ----        ----         ----        ----
ALLETE                              100.00      104.36      176.12      186.90       152.17      235.61
S&P Utilities Index (Electric)      100.00       99.69      125.85      145.32       117.27      179.94
S&P 500 Index                       100.00      122.94      163.94      210.79       255.15      231.93

--------------------------------------------------------------------------------
               ITEM NO. 2 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors of the Company has recommended the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year 2001. PricewaterhouseCoopers LLP has acted in this capacity since October 1963.

     A representative of the accounting firm will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

     In connection with the 2000 audit, PricewaterhouseCoopers LLP reviewed the Company's annual report, examined the related financial statements, and reviewed interim financial statements and certain of the Company's filings with the Federal Energy Regulatory Commission and the Securities and Exchange Commission.

     The Board of Directors recommends a vote "FOR" approving the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

--------------------------------------------------------------------------------
ITEM NO. 3 - AMEND THE ARTICLES OF INCORPORATION TO CHANGE COMPANY'S LEGAL
             NAME FROM MINNESOTA POWER, INC. TO ALLETE, INC.
--------------------------------------------------------------------------------

     The Board of Directors proposes that the Company's Articles of Incorporation be amended to change the Company's legal name from Minnesota Power, Inc. to ALLETE, Inc. On September 1, 2000, the Company began doing business under the name ALLETE and began trading under the symbol ALE on the New York Stock Exchange. The new name reflects the Company's evolution from a Minnesota electric utility to a diversified, multi-services business with operations across North America. We are clearly more than Minnesota and more than power. The Company's electric utility business unit continues to operate under the name Minnesota Power.

     The Board of Directors recommends a vote "FOR" the proposed amendment.

--------------------------------------------------------------------------------
                                 OTHER BUSINESS
--------------------------------------------------------------------------------

     The Board of Directors does not know of any other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote pursuant to the proxies in accordance with their judgment in such matters.

     All shareholders are asked to promptly return their proxy in order that the necessary vote may be present at the meeting. We respectfully request that you sign and return the accompanying proxy card at your earliest convenience.

By order of the Board of Directors,
Dated March 16, 2001


Philip R. Halverson

Philip R. Halverson
Vice President, General Counsel and Secretary

                                                                        APPENDIX
                                     ALLETE
               CHARTER - AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          (Effective January 17, 2000)

PURPOSE
-------

The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the system of internal controls which management and the Board of Directors have established, and the audit process.


ORGANIZATION
------------

The Audit Committee shall be composed of at least 3 Directors who are independent of the management of the Company and are free of any relationships with the Company that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. At least 1 member of the Committee shall have accounting or related financial management expertise.


PRIMARY RESPONSIBILITIES
------------------------

As delegated by the Board of Directors:

1. Review the form and content of the annual consolidated financial statements and determine whether management and the independent accountants are in agreement that the proposed audited financial statements, including all necessary disclosures, were prepared in accordance with generally accepted accounting principles, consistently applied. Review filings with the SEC and other published documents containing the Company's consolidated financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements. Review the quality of financial reporting with the independent accountants; for example, clarity of financial disclosures and degree of aggressiveness or conservatism in the Company's accounting principles.

2. Review quarterly and other financial reports and disclosures before they are filed with the SEC.

3. Review with management, the independent accountants, and the Director of Internal Audit the adequacy of the Company's internal controls, any significant changes in accounting policies, procedures or practices, and compliance with Corporate policies, directives and applicable laws.

4. Assess the qualifications, independence, and performance of the Company's independent accountants. Review formal written statement from the outside auditors delineating all relationships between the auditor and the Company; actively discuss and resolve any disclosed relationships or services that may impact the objectivity and independence of the auditor. Recommend annually to the Board of Directors the independent accounting firm to be nominated.

5. Review and concur with management in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

6. Review the independent accountants' scope and results of their annual and special audits. Recommend the acceptance of such audits where accompanied by certification.

7. Review with the Director of Internal Audit the annual audit plan and scope of internal audits.

8. Review the action taken by management on the internal auditors' and independent accountants' recommendations.

9. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present.

10. Prepare a report for inclusion in the annual proxy statement that specifies the Directors who sit on the Committee, describes the Committee's responsibilities as outlined in this Charter, and discusses how these responsibilities were discharged during the year.

     "Printed with soy based inks on recycled paper containing at least 10 percent fibers from paper recycled by consumers."

                   [RECYCLE LOGO] [LOGO PRINTED WITH SOY INK]

                                  [ALLETE LOGO]




[ALLETE LOGO]                                 PROXY CARD AND VOTING INSTRUCTIONS
                   ALLETE, 30 West Superior Street, Duluth, Minnesota 55802-2093
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Edwin L. Russell and Philip R. Halverson or either of them, with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of ALLETE stock owned by the undersigned at the Annual Meeting of Shareholders to be held in the auditorium at the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, at 10:00 a.m. on Tuesday, May 8, 2001, or any adjournments thereof, with respect to the election of Directors, the appointment of independent accountants, changing the Company's legal name to ALLETE, Inc., and any other matters as may properly come before the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE EACH PROPOSAL LISTED ON THE OTHER SIDE UNLESS OTHERWISE INDICATED. If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies. The Board of Directors recommends a vote "FOR" each of the listed proposals. This Proxy is solicited on behalf of the Board of Directors of ALLETE and may be revoked prior to its exercise. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. Shares cannot be voted unless this Proxy card is signed and returned, or other specific arrangements are made to have the shares represented at the meeting. By returning your Proxy promptly, you may help save the costs of additional Proxy solicitations.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

THERE ARE THREE WAYS TO VOTE YOUR PROXY                                COMPANY #
YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO        CONTROL #
VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND
RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK --- EASY --- IMMEDIATE

- Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 7, 2001.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
- Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/ale/ - QUICK --- EASY --- IMMEDIATE

- Use the Internet to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 7, 2001.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy card and return it in the postage-paid envelope we've provided or return it to ALLETE.

       IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1. Election of Directors   01 Brekken  04 Evans    07 Hood       10 Johnson
                           02 Mayer    05 Rajala   08 Russell    11 Sandbulte
                           03 Smith    06 Stender  09 Wegmiller

/ / Vote FOR all nominees    / / Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      ----------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)
IN THE BOX PROVIDED TO THE RIGHT.)                        ----------------------


                              - PLEASE FOLD HERE -


2.  Appointment of PricewaterhouseCoopers LLP as independent accountants.

    / / For       / / Against       / / Abstain


3.  Change the Company's legal name to ALLETE, Inc.

    / / For       / / Against       / / Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                        ---

Address Change? Mark Box  / /                       Date
Indicate changes below                                   -----------------------


                                             -----------------------------------


                                             -----------------------------------
                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appear on Proxy. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.,
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             Proxy.

                                 YOU'RE INVITED!

ALLETE'S 2001 ANNUAL MEETING         [PHOTO OMITTED: Photograph shows
OF SHAREHOLDERS                       the new ALLETE sign being mounted
------------------------------------- on ALLETE's corporate office.]
10:00 A.M. TUESDAY, MAY 8, 2001
AT THE DULUTH ENTERTAINMENT CONVENTION CENTER (DECC)
                                                 DULUTH, MINNESOTA

Dear Shareholder:

I'm pleased to invite you to ALLETE's Annual Meeting of Shareholders on Tuesday, May 8 beginning at 10 a.m. at the Duluth Entertainment Convention Center. Lunch will be served in the DECC's Lake Superior Ballroom after the meeting. Highlighting our informative agenda this year will be:

     -  A discussion on the impact of our new corporate identity.

     -  A look at how our four business segments successfully deal with change.

     -  Reports on the significant progress we achieved in 2000.

Please join us on May 8. We look forward to seeing you.

Sincerely,

Edwin L. Russell
Chief Executive Officer    [ALLETE LOGO]

--------------------------------------------------------------------------------

REGISTRATION

Registration begins at 9 a.m. inside the entrance to the DECC. Parking is free, so be sure to tell the gate attendant you're a shareholder.

When you register, you'll receive a ticket to lunch and a ticket for a chance to win 10 shares of ALLETE stock.

ANNUAL MEETING

The meeting begins promptly at 10 a.m. in the DECC Auditorium. Before the meeting, between 9 and 10 a.m. in the Auditorium, we will be showing several informative videos about corporate business initiatives within ALLETE.

LUNCH

A box lunch will be served following the meeting in the Lake Superior Ballroom located within the DECC.

RESERVATION INSTRUCTIONS

PLEASE COMPLETE THE CARD BELOW, DETACH AND MAIL. IF YOU HAVE QUESTIONS, CALL SHAREDHOLDER SERVICES TOLL-FREE AT 1-800-535-3056, OR 218-723-3974.

IF YOUR PLANS CHANGE AFTER YOU'VE SENT THE RESERVATION CARD AND YOU CAN'T ATTEND, PLEASE LET US KNOW BY CALLING SHAREHOLDER SERVICES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 RESERVATION CARD-COMPLETE AND MAIL THIS POSTAGE-PAID CARD AS SOON AS POSSIBLE.
                       PLEASE DO NOT ENCLOSE WITH YOUR PROXY
--------------------------------------------------------------------------------

     Yes, I will attend the Annual Meeting and the lunch.
---
Each shareholder may bring ONE guest. Please PRINT clearly your name and your guest's name.

SHAREHOLDER'S NAME:
--------------------------------------------------------------------------------

Guest's name:
--------------------------------------------------------------------------------

SHAREHOLDER'S NAME:
-------------------------------------------------------------------

Guest's name:
-------------------------------------------------------------------[ALLETE LOGO]

                                     [GRAPHIC OMITTED - Fim Markings]
                                                              -----------------
                                                                 NO POSTAGE
                                                                 NECESSARY
                                                                 IF MAILED
                                                                  IN THE
                                                                UNITED STATES
                                                              -----------------
                                                 [GRAPHIC OMITTED - Solid bars
                                                  below indicia]


                 ----------------------------------------
                  BUSINESS REPLY MAIL
                  FIRST CLASS Permit No. 74 Duluth, MN
                 ----------------------------------------
                  POSTAGE WILL BE PAID BY ADDRESSEE

                  ALLETE
                  ATTN: VAL HANSEN
                  30 WEST SUPERIOR STREET
                  DULUTH, MINNESOTA 55802-9986


                                     [GRAPHIC OMITTED - Bar Code]

                                         April __, 2001



Dear Shareholder:

         We have not yet received your vote on issues to come before the Annual Meeting of ALLETE shareholders on May 8, 2001. Proxy materials were sent to you on March 16, 2001. Please take time to vote the enclosed copy of your proxy using one of the three options available to you:

         1. MAIL - Complete the enclosed duplicate proxy card and return it in the self-addressed stamped envelope;

         2. TELEPHONE - Call the 800 number listed on the proxy card and follow the instructions; or

         3. INTERNET - Log onto the web site listed on the proxy card and follow the instructions.

         We again extend to you a cordial  invitation to attend  ALLETE's
Annual Meeting of Shareholders to be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota on Tuesday, May 8, 2001 at 10:00 a.m.

         Your prompt response will be appreciated.


                                         Sincerely,



                                         Philip R. Halverson


Enclosures